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                                    FORM 8-A

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   Domtar Inc.
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             (Exact name of registrant as specified in its charter)


Canada                                                            Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada                  H3A 1L6
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(Address of principal executive offices)                              (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. _________ |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. _________ |X|

Securities Act registration statement file number to which this Form relates:
333-101765 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class To be so registered           each class is to be registered
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                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Share Purchase Warrants
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Item 1.     Description of Registrant's Securities
-------     to be Registered
            --------------------------------------

        Common Share Purchase Warrants
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        The class of securities to be registered hereby is the common share purchase warrants of Domtar Inc. (the "Warrants"). The description of the Warrants is incorporated by reference to the information appearing under "Details of the Offering" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form F-10, filed December 10, 2002, as amended (Registration No. 333-101765).

Item 2.     Exhibits
-------     --------

        The following exhibits are filed as exhibits to the Registration Statement or incorporated herein by reference:

        1. Form of Warrant Agreement between Domtar Inc. and Computershare Trust Company of Canada, as warrant agent (incorporated herein by reference to Exhibit 7.1 to Domtar Inc.'s Amendment No. 1 to Registration Statement on Form F-10 (Registration No. 333-101765) filed on December 18, 2002).



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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 23, 2002


                                   DOMTAR INC.


                                   By: /s/ RAZVAN L. THEODORU
                                       -----------------------
                                       Name: Razvan L. Theodoru
                                       Title:  Assistant Secretary


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